EXHIBIT (h)(1)
           FORM OF ADMINISTRATION AGREEMENT BETWEEN THE TRUST AND AAI

                            ADMINISTRATION AGREEMENT


     This Agreement (hereinafter "Agreement"), made this 1st day of October, 2001 by and between Aon Funds, a Delaware business trust (hereinafter the "Fund"), and Aon Advisors, Inc., a Virginia corporation (hereinafter "Administrator").

1.   Furnishing Documents
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     1.1  The Fund has furnished the Administrator with copies of each of the following:

          (a)  Agreement and Declaration of Trust of the Fund;

          (b)  By-Laws of the Fund as in effect on the date hereof;

          (c) The Fund's effective registration statement on Form N-1A, as filed with the Securities and Exchange Commission ("SEC"); and
               (d)The most recent Prospectus and Statement of Additional Information of the Fund.

     1.2 The Fund will furnish the Administrator from time to time with copies of all amendments of or supplements to the foregoing, if any. The Administrator will be entitled to rely on all documents so furnished by the Fund.

1.   Administrative Services
     -----------------------

     2.1 The Administrator hereby agrees to supervise all aspects of the Fund's operations (except those performed by the Fund's investment adviser, Aon Advisors, Inc., in its capacity as such), in accordance with the documents referred in Section 1.1, and to assume the obligations set forth herein for the compensation hereinafter provided.

     2.2  The Administrator shall:

          (a) monitor all services and personnel it supplies in order to ensure the effective day-to-day corporate and legal administration of the Fund;
          (b) supply, or provide persons to perform, internal auditing and internal legal services;
          (c)  supply stationery and office supplies;
          (d) prepare reports to shareholders and the Board of Trustees of the Fund;
          (e)  prepare, or provide persons to prepare, tax returns;
          (f) prepare reports to and filings with the SEC and State Blue Sky authorities;
          (g) at the Fund's request, furnish office space, in such place as may be agreed upon from time to time, and all necessary office facilities (exclusive of such office space and facilities provided under Section 2(i) below):
          (h) supply, or provide persons to perform, clerical, accounting, bookkeeping, administrative and other similar services (exclusive of those services relating to and to be performed under any contract for custodial, transfer agency, dividend and accounting services entered into by the Fund with a third party); and


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          (i)  furnish persons satisfactory to the Fund to respond during normal business hours to in-person, written and telephone requests for assistance and information from shareholders of the Fund, and provide such facilities and equipment as may be necessary for such persons to carry out their duties under this Section 2(i), including, without limitation, office space and facilities, telephones and CRT terminals and equipment (including telephone lines) necessary for access to the Fund's shareholder records.

     2.3 Nothing contained herein shall be construed to restrict the Fund's right to hire its own employees or to contract for services to be performed by third parties.

     2.4 The Administrator agrees that all records which it maintains for the Fund are the Fund's property and that the Administrator will surrender them to the Fund, its independent auditors, the Board of Trustees of the Fund, or as may be required by any governmental agency having jurisdiction over the Fund, promptly upon written request. The provisions of this Section 2.4 shall survive any termination of this Agreement.

3.   Administration Fee.
     -------------------

     3.1 The Fund shall pay to the Administrator, after the end of each calendar month, as compensation for its services rendered pursuant to
          Section 2(a) through (i) of this Agreement, an administration fee accrued daily and based upon the net asset values of each of the Fund's series which the Fund has heretofore created or may hereafter determine to create from time to time (the "Portfolios"), for the month (or portion thereof during which this Agreement is in effect) at an annual rate of 0.05% (5/100ths of 1%) of the first $500,000,000 of net asset value of each such Portfolio and 0.04% (4/100ths of 1%) of the net asset value of each such Portfolio in excess of $500,000,000.

     3.2 If on any day there is no determination of the net asset value of any Portfolio of the Fund as a result of a suspension of the right of redemption of Fund shares or for any other reason, then for the purposes of this Section 3, the net asset value of that Portfolio at last determined will be deemed to be the net asset value of that Portfolio for such day.

4.   Expenses.
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     4.1  The Administrator will bear all expenses in connection with the performance of its services under this Agreement.
     4.2 The Fund will assume and pay all other expenses incurred in the operation of the Fund, including:

          (a) taxes and fees payable by the Fund to federal, state or other governmental agencies;
          (b)  brokerage fees and commissions, and issue and transfer taxes;
          (c)  interest;

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          (d)  Trustees' annual retainer and meeting attendance fees and expenses of Trustees who are not directors, officers or employees of Aon Advisors, Inc. ("Aon Advisors"), the Administrator, or of any affiliated persons (other than a registered investment company) of Aon Advisors or the Administrator;
          (e) registration, qualification, filing and other fees in connection with securities registration requirements of federal and state regulatory authorities;
          (f) the charges and expenses for custodial, paying agent, transfer agent, administration, dividend agent and accounting agent services;
          (g) outside legal fees and expenses in connection with the affairs of the Fund, including, but not limited to, registering and qualifying its shares with federal and state regulatory authorities;
          (h)  charges and expenses of outside auditors;
          (i)  costs of meetings of shareholders and Trustees of the Fund;
          (j) costs of maintenance of the Fund's existence as a Delaware business trust;
          (k)  insurance premiums;
          (l)  investment advisory fees;
          (m) costs and fees associated with printing and delivering registration statements, shareholders' reports and proxy statements;
          (n) costs and fees associated with delivering reports to and making filings with the SEC and State Blue Sky authorities;
          (o) costs relating to administration of the Fund's general operations;
          (p)  costs relating to the Fund's own employees, if any; and
          (q) costs of preparing, printing and delivering the Fund's prospectuses and statements of additional information to existing shareholders.

5.   Similar Activities for Others.
     ------------------------------

     5.1 The services of the Administrator under this Agreement are not to be deemed exclusive and the Administrator will be free to render similar services to others so long as its services under this Agreement are not impaired.

6.   Dual Interests.
     ---------------

     6.1 It is understood by both parties to this Agreement that any of the shareholders, Trustees, officers, employees and agents of the Fund may be a director, officer, employee or agent of, or be otherwise interested in, the Administrator, any affiliated person of the Administrator, or any organization in which the Administrator or any affiliated person of the Administrator may have an interest; and that the Administrator, and any such affiliated person or any such organization may have an interest in the Fund or any Series thereof.
     6.2 It is also understood by both parties to this Agreement that the existence of any such dual interest shall not affect the validity of any transactions hereunder, except as otherwise provided by specific provisions of applicable law, including the Investment Company Act of 1940, as amended (the "1940 Act").

7.   Liability of the Administrator.
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     7.1  In the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of obligations or duties on the part of the Administrator (or of its

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          officers, directors, agents, employees, controlling persons, shareholders, or any other person or entity affiliated with the Administrator or retained by it to perform or assist in the performance of its obligations under this Agreement (each of the foregoing, an "Administrator Affiliate")), neither the Administrator nor any Administrator Affiliates shall be subject to liability to the Fund or to any shareholder or to any other person with a beneficial interest in the Fund for any act or omission in the course of, or connected with, rendering services hereunder, including without limitation any error of judgment or mistake of law or for any loss suffered by the Fund or any shareholder or other person in connection with the matters to which this Agreement relates, except to the extent specified in Section 36(b) of the 1940 Act, to the extent applicable, concerning loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services.

8.   Duration, Termination and Amendment of this Agreement.
     ------------------------------------------------------

     8.1 This Agreement shall not become effective (and the Administrator shall not serve or act as the Fund's administrator) as to any Portfolio unless and until this Agreement is approved by the Fund's Board of Trustees, including a majority of Trustees who are not parties to this Agreement or interested persons of any such party to this Agreement, or by a vote of a majority of the outstanding voting securities of such Portfolio.
     8.2 If approved as provided above, this Agreement shall continue in effect with respect to a Portfolio for two years and from year to year thereafter, but only so long as such continuance is specifically approved at least annually by either:
          (a) the vote of a majority of the outstanding voting securities of the Portfolio or
          (b) the vote of a majority of the Fund's Board of Trustees, including a majority of Trustees who are not parties to this Agreement and who are not interested persons of the Fund or of the Administrator, cast in person at a meeting called for the purpose of voting on such approval.
     8.3 This Agreement may, on sixty days' written notice, be terminated as to any Portfolio, at any time, without the payment of any penalty, by the Board of Trustees of the Fund, by a vote of a majority of the outstanding voting securities of such Portfolio, or by the Administrator.
     8.4 This Agreement shall automatically terminate as to any Portfolio in the event of its assignment.
     8.5 In interpreting the provisions of this Section 8, the definitions contained in Section 2(a) of the 1940 Act (particularly the definitions of "interested person" and "assignment", and a "majority of the outstanding voting securities") shall be applied.
     8.6 This Agreement shall not be amended as to any Portfolio without specific approval of such amendment by:
          (a) the vote of a majority of the outstanding voting securities of the Portfolio, or

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          (b)  the vote of a majority of the Fund's Board of Trustees, including a majority of Trustees who are not parties to this Agreement and who are not interested persons of the Fund or of the Administrator, cast in person at a meeting called for the purpose of voting on such approval.


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9.   Miscellaneous.
     --------------

     9.1 The Administrator may from time to time employ or associate with any person or person it may believe to be particularly fitted to assist it in the performance of this Agreement. The compensation of any such persons will be paid by the Administrator, and no obligation with respect to providing compensation, or otherwise, will be incurred by, or on behalf of, the Fund or any Portfolio with respect to such persons. In addition, the Fund understands that the persons employed by the Administrator to assist in the performance of its duties hereunder will not devote their full time to those duties, and that nothing contained herein will be deemed to limit or restrict the Administrator's right or the right of any of the Administrator's affiliates to engage in and devote time and attention to other businesses or to render other services of whatever kind or nature.
     9.2 The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.
     9.3 This Agreement may be executed simultaneously in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.
     9.4 It is intended by the parties that this Agreement be governed by the law of the State of Illinois; however, this Agreement is also governed by, and subject to, the 1940 Act, and rules thereunder, including such exemptions therefrom as the SEC may grant.


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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers, thereunto duly authorized.

ATTEST:                                     AON FUNDS


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SECRETARY                                   PRESIDENT




ATTEST:                                     AON ADVISORS, INC.


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SECRETARY                                   PRESIDENT